UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF PEAKCART GROUP CORP.

Date: December 2, 2025
Time: 10:00 AM (local time)
Location: Virtual meeting via video conference
Type of Meeting: Special Meeting Attendees

A special meeting of the Board of Directors of Hydro Power Technologies, Inc., a Wyoming corporation (the "Company"), was held on the date, time, and location noted above, pursuant to the Wyoming Business Corporation Act and the Bylaws of the Corporation, do hereby consent to, approve, and adopt the following resolutions by unanimous written consent without a meeting:

The following directors were present, constituting a quorum:

- **Fengying Guo** **Chairman of the Board of Directors and President**
- **Lisu Shi** **Corporate Secretary and Director)**
- **Dan Du** **Independent Director**
- **Ruiyan Wu** **Chief Financial Officer and Director**
- **QINGCHUN YI** **Independent Director**

WHEREAS, the Corporation has undergone significant restructuring activities, including a Change of Control filed on September 4, 2025, pursuant to which four entities were merged into the Corporation's corporate structure, with such subsidiaries utilizing a calendar year ending December 31 for their financial reporting;

WHEREAS, PeakCart Group Corp. (the "Company"), a Wyoming corporation publicly traded on the OTC Markets under the symbol "PYBX," has entered into the following Securities Purchase Agreements (each, an "SPA" and collectively, the "SPAs"), each dated November 29, 2025, for the acquisition of certain target companies in exchange for the issuance of shares of the Company's Series E Preferred Stock (the "Series E Shares"):

- An SPA with GLOBAL IFOOD LIMITED and Yangzhan Lin for the acquisition of 65% of the issued and outstanding shares of GLOBAL IFOOD LIMITED in exchange for 2,500 Series E Shares;

- An SPA with PEAK OCEAN HONG KONG LIMITED and Zhiliang Song for the acquisition of 65% of the issued and outstanding shares of PEAK OCEAN HONG KONG LIMITED in exchange for 2,500 Series E Shares;
- An SPA with STARX GLOBAL, INC., Sean Huang, and Xpeak Global Inc. for the acquisition of 100% of the issued and outstanding shares of STARX GLOBAL, INC. in exchange for 10,000 Series E Shares; and
- An SPA with BIOCUBE, INC. and Fengying Guo for the acquisition of 100% of the issued and outstanding shares of BIOCUBE, INC. in exchange for 10,000 Series E Shares;

WHEREAS, the transactions contemplated by the SPAs (the "Acquisitions") are intended to qualify as tax-free reorganizations under Sections 368(a)(1)(B) and/or 351 of the Internal Revenue Code of 1986, as amended, and as private placements exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder;

WHEREAS, the Series E Shares are convertible into shares of the Company's common stock pursuant to the terms of the Company's certificate of designation, and such issuances are restricted securities subject to Rule 144 under the Securities Act;

WHEREAS, the Board of Directors (the "Board") has reviewed the terms of the SPAs and determined that the Acquisitions are in the best interests of the Company and its shareholders, as they will enhance the Company's operations in international trade, distribution of nutritional supplements, and alcoholic beverages across key markets; and WHEREAS, the closing of the Acquisitions is scheduled to occur on December 3, 2025 (the "Closing Date");

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves and ratifies the entry into the SPAs and the consummation of the Acquisitions on substantially the terms set forth therein;

RESOLVED FURTHER, that the Company is authorized to issue an aggregate of 25,000 Series E Shares to the sellers under the SPAs as consideration for the Acquisitions, with such shares to be issued on the Closing Date in the amounts specified above;

RESOLVED FURTHER, that the Corporate Secretary of the Company is hereby authorized and directed to prepare, execute, and file all necessary certificates, forms, and documents, including but not limited to stock certificates for the Series E Shares, amendments to the Company's certificate of designation if required, and any filings with the U.S. Securities and

Exchange Commission or OTC Markets as may be necessary to effectuate the issuances and the Acquisitions;

RESOLVED FURTHER, that the officers of the Company, including the Chief Executive Officer and Corporate Secretary, are hereby authorized to take all such actions, execute all such documents, and make all such payments as may be necessary or desirable to carry out the intent of these resolutions, including any amendments to the SPAs that do not materially alter the economic terms thereof; and

RESOLVED FURTHER, that these resolutions may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, and that facsimile, PDF, or electronic signatures shall have the same force and effect as originals.

RESOLVED FURTHER, that this unanimous written consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and that facsimile, electronic, or PDF signatures shall have the same force and effect as original signatures.

Motion made by Fengying Guo, seconded by Ruiyan Wu.
Vote: Unanimous approval.

Other Business

No other business was brought before the meeting.

Adjournment

There being no further business, the meeting was adjourned at 11:00 AM. Approved by:
~~s .~~Lisu.Shi
Lisu Shi, Corporate Secretary/Director
Date: **December 2, 2025**